Exhibit 31.3

I, Kim Kelderman, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Bio-Techne Corporation; and

2.
Based on my knowledge, this Amendment No. 1 on Form 10-K/A does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 1 on Form 10-K/A.

Date: October 28, 2026

/s/ Kim Kelderman
Kim Kelderman President and Chief Executive Officer